EXHIBIT 10.35

                       NONQUALIFIED STOCK OPTION AGREEMENT
                              FOR SENIOR PERSONNEL

           AGREEMENT made as of the __ day of ________, 1997 (the "Grant Date"), between Telemundo Group, Inc., a Delaware corporation (the "Company"), and __________ (the "Optionee").

           WHEREAS, the Company has adopted the 1994 Stock Plan (as the same may be amended from time to time, the "Plan") in order to provide additional incentive to certain officers and employees of the Company and its Subsidiaries; and

           WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Optionee as provided herein;

           NOW, THEREFORE, the parties hereto agree as follows:

              1.    GRANT OF OPTION.

                    1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of [______] whole shares of Stock subject to, and in accordance with, the terms and conditions set forth in this Agreement.

                    1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

                    1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

              2. PURCHASE PRICE.

             The price at which the Optionee shall be entitled to purchase shares of Stock upon the exercise of the Option shall be $______ per share.

              3.    DURATION OF OPTION.

             Except as otherwise provided in this Agreement or the Plan, the Option shall be exercisable to the extent and in the manner provided herein for a period of ten years from the Grant Date (the "Exercise Term"); PROVIDED, HOWEVER, that the Option may be earlier terminated as provided in Section 7 hereof.

              4.    EXERCISABILITY OF OPTION.

             Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time, shares of Stock covered by the Option to the extent the Option has become "vested." Except as provided in


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Section 7, the Option shall "vest" and be exercisable by the Optionee in accordance with the following schedule (any such date of vesting referred to as the "Vesting Date"):

             PORTION OF GRANT VESTED        ANNIVERSARY OF GRANT DATE

                    1/3                              First
                    1/3                              Second
                    1/3                              Third

             Each right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term.

              5. EFFECT OF CHANGE IN CONTROL.

                 5.1 Except as specifically provided otherwise herein or in the Plan and provided that the Optionee is employed with the Company on the day immediately preceding the Effective Date (as defined below), (A) in the event of a Change of Control Transaction (as defined below) on or before the first anniversary of the Grant Date, fifty percent (50%) of the Option shall vest and be exercisable as of the Effective Date, with the remainder of the Option vesting in accordance with the original vesting schedule (i.e., in one-third increments on each of the three anniversaries immediately following the Grant
Date), and (B) in the event of a Change of Control Transaction following the first anniversary of the Grant Date, one hundred percent (100%) of the Option shall vest and be exercisable as of the Effective Date.

                 5.2 For purposes hereof, a "Change of Control Transaction" means any one or more of the following events: (A) an event or series of events after the date of this Agreement as a result of which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) who did not own at least 500,000 shares of the Company's Series B Common Stock on September 1, 1997 becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate voting power of all of the capital stock of the Company normally entitled to vote in the election of directors or (B) a sale, transfer, conveyance or other disposition, directly or indirectly, in any single transaction or series of related transactions, no matter how accomplished, which results in more than 50%, in value, of (1) the capital stock (or other equity interest in) or operating assets of Telemundo Network, Inc., a wholly-owned subsidiary of the Company or (2) the aggregate capital stock (or other equity interest in) or operating assets of all of the Company's subsidiaries (other than Telemundo Network, Inc.), which currently comprise the Company's owned and operated station group (including any special purpose license subsidiaries), being owned (which term shall include "beneficial ownership" within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) who did not own at least 500,000 shares of the Company's Series B Common Stock on September 1, 1997 or (C) a transaction or series of related transactions leading to at least an 80% reduction in the number of outstanding shares of Stock held by "unaffiliated persons" (meaning any person other than Hernandez Partners, Apollo Partners, L.P. or Bastion Capital Fund, L.P. or any of their respective affiliates (as this term is defined in Rule 12b-2 under the Exchange
Act) on the date of this Agreement.

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                 5.3 For purposes hereof, the "Effective Date" shall be the first date on which a Change of Control Transaction occurs during the period of time between the Grant Date and the third anniversary of the Grant Date; provided that, if (1) the Optionee's employment with the Company is terminated prior to the date on which a Change of Control Transaction occurs, (2) such termination is not for Cause (as defined in that certain Change of Control Severance Agreement, of even date herewith, between the Company, or a subsidiary of the Company, and the Optionee and (3) it is reasonably demonstrated that such termination of employment (A) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control Transaction, or (B) otherwise arose in connection with the Change of Control Transaction, then the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

                 5.4 Notwithstanding anything to the contrary contained herein, if the Optionee is employed by the Company on the day immediately preceding the Effective Date and, in connection with a Change of Control Transaction, (A) the Company's Stock ceases to be listed for trading on the Nasdaq National Market or on a national securities exchange AND (B) the Change of Control Transaction does not involve (i) an exchange of the Company's Stock for common stock of the acquiring company or the parent company of the acquiring company ("Acquirer Stock"), (ii) the issuer of Acquirer Stock providing the Optionee with a substitute option ("Substitute Option") to purchase Acquirer Stock, which Substitute Option is substantially economically similar to the Option and (iii) the Acquirer Stock being listed for trading on the Nasdaq National Market System or on a national securities exchange, then one hundred percent (100%) of the Option shall vest and be exercisable as of the Effective Date regardless of when such Change of Control Transaction occurred. Additionally, in the case of a Change of Control Transaction which also constitutes a Pooling Transaction, the Board may take such actions which it determines, after consultation with its advisors, are reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including, but not limited to, providing that all Options specifically identified by the Committee shall not become immediately and fully exercisable on the date of the Change of Control Transaction but rather shall become immediately and fully exercisable on the date following the last day of the Pooling Period (whether or not the Optionee is then an employee of the Company).

              6. MANNER OF EXERCISE AND PAYMENT.

                 6.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of shares of Stock in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

                 6.2 The notice of exercise described in Section 6.1 shall be accompanied by the full purchase price for the shares of Stock in respect of which the Option is being exercised and by the Withholding Taxes, in cash, by check or, in the discretion of the Committee, by transferring shares of Stock to the Company held by the Optionee for more than six months and


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having a Fair Market Value on the day preceding the day of exercise equal to the cash amount for which such shares of Stock are substituted. Notwithstanding the preceding sentence, the parties agree that, to the extent permitted by law, and to the extent it would not, in the Company's judgment, result in any adverse legal, financial or tax implications for the Company, it is their intention that Optionee be able to effect a simultaneous exercise of this Option and sale of shares of Stock issuable upon such exercise in the over-the-counter market or any securities exchange on which the Stock is then listed, without Optionee bearing any commission or brokerage expense (a "concurrent transaction"). To this end, the Company and Optionee shall jointly agree upon a securities broker to be used in such transactions and further to adopt such additional procedures as may be necessary or advisable to accomplish concurrent transactions. In any concurrent transaction, the Company shall not be required to deliver a share certificate upon exercise of this Option unless it receives concurrent payment of the exercise price and Withholding Taxes. The Company shall bear all commission and brokerage expense associated with concurrent transactions, which shall be treated as an adjustment in the purchase price of shares subject to this Option.

                  6.3 Upon receipt of notice of exercise and full payment for the shares of Stock in respect of which the Option is being exercised and of the Withholding Taxes, the Company shall, subject to Section 14 of the Plan, promptly take such action as may be necessary to effect the transfer to the Optionee of the number of shares of Stock as to which such exercise was effective, including issuing and delivering such shares of Stock and entering the Optionee's name as a stockholder of record on the books of the Company. provided, that full payment of the exercise price and Withholding Taxes may be made concurrently with such transfer and delivery in the case of a concurrent transaction provided for in Section 6.2.

                    6.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares of Stock in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the shares of Stock to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such shares.

              7.    TERMINATION OF EMPLOYMENT.

                    If the Optionee's employment by the Company is terminated by the Company or by the Optionee for any reason whatsoever, then the Optionee may at any time within one year after such termination of employment (but in no event after the expiration of the Exercise Term) exercise the Option to the extent, but only to the extent, that the Option or portion thereof was exercisable on the date of such termination of employment.

              8.    NONTRANSFERABILITY.

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             The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

              9.    NO RIGHT TO CONTINUED EMPLOYMENT.

             Nothing in this Agreement (as opposed to the Employee's employment agreement, if any), or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

             10.    ADJUSTMENTS.

             In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments to the number and class of shares of Stock subject to the Option and the purchase price for such shares of Stock. The Committee's adjustment shall be made in accordance with the provisions of Section 4.5 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

             11.    CERTAIN EVENTS.

             Subject to Section 5 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all shares of Stock subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of shares of Stock was entitled to receive in the Transaction.

             12.    WITHHOLDING OF TAXES.

           At such times as an Optionee recognizes taxable income in connection with the receipt of shares of Stock, securities, cash or property hereunder (a "Taxable Event"), the Optionee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such shares of Stock or securities or the payment of such cash or such property. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares then issuable to him having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

             13. OPTIONEE BOUND BY THE PLAN.



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             The Optionee hereby acknowledges receipt of a copy of the Plan as in effect on the date hereof and agrees to be bound by all the terms and provisions of the Plan.

             14.    MODIFICATION OF AGREEMENT.

             This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

             15.    SEVERABILITY.

             Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

             16.    GOVERNING LAW.

             The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

             17.    SUCCESSORS IN INTEREST.

             This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

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             18.    RESOLUTION OF DISPUTES.

             Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by binding arbitration. The parties may agree to submit the matter to a single arbitrator or to several arbitrators, may require that arbitrators possess special qualifications or expertise or may agree to submit a matter to a mutually acceptable firm of experts for decision. In the event the parties shall fail to thus agree upon terms of arbitration within twenty (20) days from the first written demand for arbitration, then such disputed matter shall be settled by arbitration under the Rules of Employment Arbitration of the American Arbitration Association, by three arbitrators appointed in accordance with such Rules. Such arbitration shall be held in Miami, Florida. Once a matter has been submitted to arbitration pursuant to this
Section 18, the decision of the arbitrators reached and promulgated as a result thereof shall be final and binding upon all parties. The cost of arbitration shall be shared equally by the parties and each party shall pay the expenses of his/its attorneys, except that the arbitrators shall be entitled to award the costs of arbitration, attorneys and accountants' fees, as well as costs, to the party that they determine to be the prevailing party in any such arbitration.

             19.    COUNTERPARTS.

             This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            (SIGNATURE PAGE FOLLOWS)


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                                        TELEMUNDO GROUP, INC.

                                        By
                                           -----------------------------------
                                             Name:
                                             Title:

                                        OPTIONEE

                                        --------------------------


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